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                                  EXHIBIT 21

                        LIST OF SUBSIDIARIES OF COMPANY


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                        LIST OF SUBSIDIARIES OF COMPANY


ISN California, Inc.
ISN Wisconsin, Inc.
SportsMark Promotions, Inc.